      As filed with the Securities and Exchange Commission on June , 2003

                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                             ----------------------
                                    FORM S-8
                             REGISTRATION STATEMENT
                                    under the
                             SECURITIES ACT OF 1933
                             ----------------------
                                   ALLOY, INC.
                  (Exact name of Registrant as specified in its
                                    charter)

                 Delaware                           04-3310676
       (State or other jurisdiction              (I.R.S. Employer
      of incorporation or organization)         Identification No.)

                        151 West 26th Street, 11th Floor
                               New York, NY 10001
                                 (212) 244-4307
                            (212) 244-4311 facsimile
                    (Address of Principal Executive Offices)

     ALLOY, INC. AMENDED AND RESTATED 2002 STOCK INCENTIVE AND NON-QUALIFIED
                                STOCK OPTION PLAN
                            (Full title of the plan)

                               Matthew C. Diamond
                             Chief Executive Officer
                                   Alloy, Inc.
                        115 West 26th Street, 11th Floor
                               New York, NY 10001
                            (212) 244-4311 facsimile
    (Name, address, including zip code, and telephone number, including area code, of agent for service)

                             With copies to each of:

    Samuel A. Gradess                                   Richard M. Graf
 Chief Financial Officer                         Katten Muchin Zavis Rosenman
  151 West 26th Street                         1025 Thomas Jefferson Street, NW
       11th Floor                                    East Lobby, 7th Floor
   New York, NY 10001                                Washington, DC 20007


                         CALCULATION OF REGISTRATION FEE

Title of Each Class of                             Proposed Maximum        Proposed Maximum
Securities to be          Amount to be            Offering Price Per      Aggregate Offering          Amount of
Registered                Registered (1)               Share (2)                Price             Registration Fee
----------                --------------               ---------                -----             ----------------
Common Stock
$0.01 par value              576,450                     $6.80                $3,919,860              $ 317.12

                           1,423,550                     $6.48                $9,224,604              $ 746.27

                                                                                            Total     $1063.39



(1)  The  number  of  shares  of common stock, par value $.01 per share ("Common
Stock"), stated above consists of the aggregate number of shares which may be sold upon the exercise of options or stock grants which have been granted and/or may hereafter be granted under the Alloy, Inc. Amended and Restated 2002 Stock Incentive and Non-Qualified Stock Option Plan, as amended (the "Plan"). The maximum number of shares which may be sold upon the exercise of such options or stock grants issued under the Plan is subject to adjustment in accordance with certain anti-dilution and other provisions of the Plan. Accordingly, pursuant to Rule 416 of the Securities Act of 1933, as amended (the "Securities Act of 1933"), this Registration Statement covers, in addition to the number of shares stated above, an indeterminate number of shares which may be subject to grant or otherwise issuable after the operation of any such anti-dilution and other provisions.

(2) This calculation is made solely for the purpose of determining the registration fee pursuant to the provisions of Rule 457(h) under the Securities Act of 1933 as follows: (i) in the case of shares of Common Stock which may be purchased upon exercise of outstanding grants or options, the fee is calculated on the basis of the price at which the options or grants may be exercised, and
(ii) in the case of shares of Common Stock for which options have not yet been granted, and the option price of which is therefore unknown, the fee is calculated on the basis of the average of the high and low sale prices per share of the Common Stock on the National Market System of the National Association of Securities Dealers Automated Quotation System (NASDAQ) on June 16, 2003.

                                EXPLANATORY NOTE

In accordance with the instructional Note to Part I of Form S-8, as promulgated by the Securities and Exchange Commission (the "Commission"), the information specified by Part I of Form S-8 has been omitted from this Registration Statement on Form S-8 for offers of Common Stock pursuant to the Plan.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

The following documents, filed by the Company with the Commission, are incorporated herein by reference:

           (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended January 31, 2003, filed with the Commission on May 1, 2003, and amended on May 16, 2003;

           (b) The Registrant's Definitive Proxy Statement on Schedule 14A, filed with the Commission on June 2, 2003;

           (c) The Registrant's Quarterly Report on Form 10-Q for the fiscal quarter ended April 30, 2003, filed with the Commission on June 16, 2003;

           (d) The Registrant's Current Report on Form 8-K, filed with the Commission on April 14, 2003;

           (e) The Registrant's Current Report on Form 8-K, filed with the Commission on June 5, 2003;

           (f) The description the Registrant`s our Common Stock contained in the "Description of Capital Stock" in the Registration Statement on Form S-3, filed with the Commission on January 30, 2002 (File No. 333-81648), including any amendment or report filed for the purpose of updating such description.

           All reports and other documents filed by the Registrant after the date hereof pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Securities Exchange Act of 1934 prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference herein and to be part hereof from the date of filing of such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

The validity of the issuance of the shares of Common Stock registered under this Registration Statement has been passed upon for the Company by Katten Muchin Zavis Rosenman of Washington, DC. The fair market value of all securities of the Registrant owned, received or to be received, or subject to options, warrants or rights received or to be received by members of Katten Muchin Zavis Rosenman, including certain members of their families and trusts for their benefit, does not exceed $50,000.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Incorporated herein by reference from the Registrant's Registration Statement on Form S-1, as amended, File No. 333-74159.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

Not applicable.

ITEM 8.  EXHIBITS.

The list of exhibits required by this item is submitted in a separate section of this Registration Statement on Form S-8. See "Exhibit Index" beginning on page II-4 of this Registration Statement on Form S-8.

ITEM 9.    UNDERTAKINGS.

(a) The undersigned Registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                  (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                  (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the Registration
                  Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement.

                  (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

           Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the Registration Statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement.

           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(h) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

The Registrant. Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, New York on this 23rd day of June, 2003.


                                                  ALLOY, INC.

                                                  By /s/ Matthew C. Diamond
                                                  -------------------------

                                                  Matthew C. Diamond
                                                  Chief Executive Officer

                                                  By /s/ Samuel A. Gradess
                                                  ------------------------

                                                  Samuel A. Gradess
                                                  Chief Financial Officer



Each person whose signature appears below constitutes and appoints Matthew C. Diamond and Samuel A. Gradess his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, and in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement on Form S-8 of Alloy, Inc., and to file the same, with all exhibits thereto and other documents in connection therewith, with the Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite or necessary to be done in or about the premises, as full to all intents and purposes as they might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or their substitute or substitutes may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


Signature                                     Title                            Date
----------                                    -----                            ----

/s/ Matthew C. Diamond                Chief Executive Officer               June 23, 2003
--------------------------          (Principal Executive Officer)
Matthew C. Diamond                        and Chairman



/s/ James K. Johnson, Jr.             President, Chief Operating            June 23, 2003
--------------------------               Officer and Director
James K. Johnson, Jr.


/s/ Samuel A. Gradess                 Chief Financial Officer               June 23, 2003
--------------------------            (Principal Financial and
Samuel A. Gradess                     and Accounting Officer),
                                      Secretary and Director


/s/ Peter M. Graham                       Director                          June 23, 2003
--------------------------
Peter M. Graham


/s/ David Yarnell                         Director                          June 23, 2003
--------------------------
David Yarnell


/s/ Edward A. Monnier                     Director                          June 23, 2003
--------------------------
Edward A. Monnier

                                   ALLOY, INC.

                          INDEX TO EXHIBITS FILED WITH
                         FORM S-8 REGISTRATION STATEMENT

         (4.1) Form of Common Stock Certificate (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-74159).

         (4.2) Restated Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-74159)).

         (4.3) Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on August 13, 2001).

         (4.4) Certificate of Amendment of Certificate of Incorporation of the Registrant (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on March 13, 2002).

         (4.5) Certificate of Designations, Preferences and Rights of the Series B Convertible Preferred Stock of the Registrant (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on June 21, 2001).

         (4.6) Restated Bylaws of the Registrant (incorporated by reference to the Registrant's Registration Statement on Form S-1, as amended (Registration No. 333-74159)).

         (4.7) Warrant to Purchase Common Stock, dated as of November 26, 2001, issued by the Registrant to MarketSource Corporation (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on December 11, 2001).

         (4.8) Warrant to Purchase Common Stock, dated as of January 28, 2002, issued by the Registrant to Fletcher International Ltd. (incorporated by reference to the Registrant's Current Report on Form 8-K/A, filed with the Commission on February 1, 2002).

         (4.9) Form of Warrant to Purchase Common Stock, dated as of June 19, 2001, issued by the Registrant to each of the Purchasers of the Registrant's Series B Convertible Preferred Stock (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on June 21, 2001).

         (4.10) Demand Note, dated as of August 1, 2001, by and between the Registrant and Alan M. Weisman (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on August 14, 2001).

         (4.11) Demand Note, dated as of September 28, 2001, by and between the Registrant and Daniel E. Duckworth (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on October 15, 2001).

         (4.12) Demand Note, dated as of September 28, 2001, by and between the Registrant and Dianna J. Duckworth (incorporated by reference to the Registrant's Current Report on Form 8-K, filed with the Commission on October 15, 2001).

         (4.13) Warrant to Purchase Common Stock, dated as of January 28, 2002, issued by the Registrant to Fletcher International Ltd. (incorporated by reference to the Registrant's Amended Current Report on Form 8-K/A, filed with the Commission on February 1,
                  2002).

         (4.14) Warrant to Purchase Common Stock, dated as of March 18, 2002, issued by the Registrant to Craig T. Johnson (incorporated by reference to the Registrant's Annual Report on Form 10-K, filed with the Commission on May 1, 2003).

         (4.15) Warrant to Purchase Common Stock, dated as of November 1, 2002, issued by the Registrant to Alan M. Weisman (incorporated by reference to the Registrant's Annual Report on Form 10-K, filed with the Commission on May 1, 2003).

         (5.1) Opinion of Katten Muchin Zavis Rosenman as to the legality of shares being registered.

         (23.1) Consent of Katten Muchin Zavis Rosenman (included in opinion of counsel filed as Exhibit 5.1).

         (23.2)   Consent of KPMG LLP.

         (24.1) Power of Attorney to file future amendments (set forth on the signature page of this Registration Statement).

         (99.1) Alloy, Inc. Amended and Restated 2002 Stock Incentive and Non-Qualified Stock Option Plan, as amended (incorporated by reference to the Registrant's Annual Report on Form 10-K, filed with the Commission on May 1, 2003).

         (99.2) First Amendment to Alloy, Inc. Amended and Restated 2002 Stock Incentive and Non-Qualified Stock Option Plan.